Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below shall have the same meaning as terms defined and included elsewhere in the Current Report on Form 8-K (the “Form 8-K”).

The following unaudited pro forma condensed combined balance sheet of the post-combination company as of June 30, 2021 and the unaudited pro forma condensed combined statements of operations of the post-combination company for the six months ended June 30, 2021 and for the year ended December 31, 2020 present the combination of the financial information of CMLS II and SomaLogic after giving effect to the Business Combination, PIPE Investment, conversion of the convertible debt, and related adjustments described in the accompanying notes. CMLS II and SomaLogic are referred to herein, subsequent to the Business Combination and the PIPE Investment, as the post-combination company.

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 gives pro forma effect to the Business Combination and PIPE Investment as if they were completed on June 30, 2021. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and for the year ended December 31, 2020 give pro forma effect to the Business Combination and PIPE Investment as if they had occurred on January 1, 2020. The unaudited pro forma condensed combined balance sheet as of June 30, 2021 also gives pro forma effect to conversion of the convertible debt into 682,070 shares of SomaLogic Class B common stock, which occurred on July 9, 2021, as if it had occurred on June 30, 2021. Additionally, the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and the for the year ended December 31, 2020 give pro forma effect to the conversion of the convertible debt as if it had occurred January 1, 2020.

The unaudited pro forma condensed combined financial information is based on and should be read in conjunction with the following historical financial statements and the accompanying notes:

●	the historical audited financial statements of CMLS II as of December 31, 2020 and for the period from December 15, 2020 (inception) through December 21, 2020 included in the Proxy Statement/Prospectus, which is incorporated by reference;

●	the historical unaudited condensed financial statements of CMLS II as of and for the six months ended June 30, 2021 included in CMLS II’s Quarterly Report filed on Form 10-Q filed with the SEC on August 16, 2021, which is incorporated by reference;

●	the historical audited consolidated financial statements of SomaLogic as of and for the year ended December 31, 2020 included in the Proxy Statement/Prospectus, which is incorporated by reference; and

●	the historical unaudited condensed consolidated financial statements of SomaLogic as of and for the six months ended June 30, 2021, included in Exhibit 99.3 to the Form 8-K, which is incorporated by reference.

The unaudited pro forma condensed combined financial information should also be read together with the sections entitled “The Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “SomaLogic’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Proxy Statement/Prospectus, which is incorporated by reference, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Exhibit 99.2 to the Form 8-K, which is incorporated by reference.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and does not necessarily reflect what the post-combination company’s financial condition or results of operations would have been had the Business Combination, the PIPE Investment, and the conversion of the convertible debt occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the post-combination company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

Description of Business Combination

On March 28, 2021, SomaLogic entered into the Merger Agreement with CMLS II and Merger Sub. The Business Combination was consummated on September 1, 2021, whereby (i) SomaLogic (“Old SomaLogic”) changed its name to “SomaLogic Operating Co., Inc.”, (ii) CMLS II changed its name to SomaLogic, Inc. (“New SomaLogic”), and (iii) Merger Sub merged with and into Old SomaLogic, with Old SomaLogic surviving the Merger as a wholly owned subsidiary of New SomaLogic. The aggregate Merger Consideration paid in connection with the Business Combination (excluding any potential Earn-Out Shares) was $1,250 million, which consists of cash payments (at the election of SomaLogic stockholders) of $50.0 million (“Cash Consideration”) and equity consideration in the form of (i) the issuance of shares of Common Stock of New SomaLogic (“Share Consideration”) and (ii) rollover of SomaLogic’s outstanding options. The number of shares of Common Stock issued as Share Consideration was based on a deemed value of $10.00 per share after giving effect to an exchange ratio of 0.8381 (the “Exchange Ratio”). Accordingly, the $50 million Cash Consideration was paid to SomaLogic stockholders, 110,973,213 shares of Common Stock were issued to SomaLogic stockholders on the Closing Date, and 17,177,528 shares of Common Stock may be issued in the future upon the exercise of SomaLogic options based on the following transactions that occurred on the Closing Date:

●	the cancellation of each issued and outstanding share of SomaLogic Class B common stock (including shares of SomaLogic Class B common stock resulting from the deemed conversion of SomaLogic redeemable convertible preferred stock) and the conversion into the right to receive a pro rata share of the Cash Consideration or a number of shares of Common Stock equal to the Exchange Ratio; and

●	the conversion of all outstanding SomaLogic options into options exercisable for shares of Common Stock with the same terms except for the number of shares exercisable and the exercise price, each of which was adjusted using the Exchange Ratio.

SomaLogic stockholders and Earn-Out Service Providers are also entitled to receive a number of Earn-Out Shares of up to 3,500,125 and 1,499,875 additional shares of Common Stock, respectively, if at any time between the 13-month anniversary of the Closing Date and the 24-month anniversary of the Closing Date, the Common Stock share price is greater than or equal to $20.00 for a period of at least 20 out of 30 consecutive trading days (“Triggering Event”). Any Earn-Out Shares issuable to an Earn-Out Service Provider shall be issued only if such individual continues to provide services (whether as an employee, director or individual independent contractor) through the date of occurrence of the corresponding Triggering Event (or a change in control acceleration event, if applicable) that causes such Earn-Out Shares to become issuable. Any Earn-Out Shares that are forfeited pursuant to the preceding sentence shall be reallocated to the SomaLogic stockholders in accordance with their respective pro rata Earn-Out Shares.

Other Related Events in Connection with the Business Combination

Other related events in connection with the Business Combination are summarized below:

●	the issuance of 36,500,000 shares of Common Stock for aggregate proceeds of $365.0 million from consummation of the PIPE Investment; and

●	the conversion of CMLS II Class B common stock into Common Stock on a one-for-one basis.

The unaudited pro forma condensed combined financial information below reflects the actual redemption of 809,850 shares of Class A Common Stock by CMLS II’s public stockholders at $10.00 per share.

The following summarizes the pro forma post-combination company Common Stock issued and outstanding immediately after the Business Combination and PIPE Investment:

	Shares	%
Public stockholders (1)	26,790,150	14.8%
PIPE Investors	36,500,000	20.1%
Initial Stockholders (1)	6,900,000	3.8%
Former SomaLogic stockholders (2) (3)	110,973,213	61.3%
	181,163,363	100%

(1)	Excludes 5,520,000 and 5,013,333 shares of Common Stock issuable upon the exercise of public warrants and private placement warrants, respectively.

(2)	Excludes 17,177,528 shares of Common Stock issuable upon the exercise of SomaLogic options.

(3)	Excludes 5,000,000 shares of Common Stock in potential Earn-Out Shares as they are not issuable until 13 to 24 months after the Closing Date and are contingently issuable based upon the Triggering Event.

UNAUDITED PRO FORMA CONDENSED
COMBINED BALANCE SHEET
JUNE 30, 2021

(in thousands)

	CMLS II (Historical)	SomaLogic (Historical)	Pro Forma Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$674	$47,138	$365,000	(A)	$582,684
			276,009	(B)
			(9,660)	(C)
			(38,378)	(F)
			(8,099)	(H)
			(50,000)	(J)
Investments	-	111,041	-		111,041
Accounts receivable, net	-	13,566	-		13,566
Inventory	-	7,662	-		7,662
Deferred costs of services	-	1,721	-		1,721
Prepaid expenses and other current assets	130	1,728	-		1,858
Total current assets	804	182,856	534,872		718,532
Cash held in Trust Account	276,009	-	(276,009)	(B)	-
Non-current inventory	-	4,888	-		4,888
Property and equipment, net	-	4,400	-		4,400
Other long-term assets	-	6,279	(5,371)	(F)	908
Total assets	$276,813	$198,423	$253,492		$728,728
Liabilities, redeemable stock and other stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$-	$8,831	$(685)	(F)	$8,146
Accrued liabilities	-	5,604	-		5,604
Accrued offering costs and expenses	130	-	-		130
Deferred revenue	-	4,789	-		4,789
Deferred rent	-	54	-		54
Current portion of convertible debt	-	1,937	(1,937)	(D)	-
Total current liabilities	130	21,215	(2,622)		18,723
Deferred revenue, net of current portion	-	2,890	-		2,890
Other long-term liabilities	-	459	-		459
Deferred underwriters’ discount	9,660	-	(9,660)	(C)	-
Warrant liability	58,332	-	(29,834)	(N)	28,498
Earn-Out Liability	-	-	17,530	(L)	17,530
Total liabilities	68,122	24,564	(24,586)		68,100
Class A common stock subject to possible redemption	203,690	-	(203,690)	(G)	-
Redeemable convertible preferred stock	-	202,116	(202,116)	(M)	-
Other stockholders’ equity (deficit):
Common Stock	1	-	4	(A)	19
			2	(G)
			-	(H)
			1	(I)
			11	(M)
Class B common stock	1	-	(1)	(I)	-
SomaLogic Class B common stock	-	748	7	(D)	-
			(755)	(M)
Treasury stock	-	(408)	408	(E)	-
Additional paid-in capital	48,276	405,583	364,996	(A)	1,095,956
			1,930	(D)
			(408)	(E)
			(41,897)	(F)
			203,688	(G)
			(8,099)	(H)
			(50,000)	(J)
			(43,277)	(K)
			(17,530)	(L)
			202,860	(M)
			29,834	(N)
Accumulated other comprehensive loss	-	7	-		7
Accumulated deficit	(43,277)	(434,187)	(1,167)	(F)	(435,354)
			43,277	(K)
Total other stockholders’ equity (deficit)	5,001	(28,257)	683,884		660,628
Total liabilities, redeemable stock and other stockholders’ equity (deficit)	$276,813	$198,423	$253,492		$728,728

UNAUDITED PRO FORMA CONDENSED
COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2021

(in thousands, except share and per share amounts)

	CMLS II (Historical)	SomaLogic (Historical)	Pro Forma Adjustments		Pro Forma Combined
Total revenue	$-	$38,640	$-		$38,640
Operating expenses:
Cost of revenue	-	14,230	21	(AA)	14,251
Research and development	-	16,708	198	(AA)	16,906
Selling, general and administrative	-	27,642	822	(AA)	28,464
Operating costs	856	-	-		856
Total operating expenses	856	58,580	1,041		60,477
Loss from operations	(856)	(19,940)	(1,041)		(21,837)
Other (expense) income:
Interest income and other, net	-	71	-		71
Interest expense	-	(1,322)	48	(BB)	(1,274)
Loss on extinguishment of debt, net	-	(1,630)	-		(1,630)
Interest earned on cash and marketable securities held in Trust Account	9	-	(9)	(CC)	-
Offering costs allocated to warrants	(505)	-	-		(505)
Change in fair value of warrant liability	(41,925)	-	20,946	(DD)	(20,979)
Total other (expense) income	(42,421)	(2,881)	20,985		(24,317)
Net (loss) income	$(43,277)	$(22,821)	$19,944		$(46,154)
Weighted-average shares outstanding, basic and diluted	6,626,519	73,874,501		(EE)	181,163,363
Net loss per share, basic and diluted	$(6.53)	$(0.31)			$(0.25)

UNAUDITED PRO FORMA CONDENSED
COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2020

(in thousands, except share and per share amounts)

	CMLS II (Historical)	SomaLogic (Historical)	Pro Forma Adjustments		Pro Forma Combined

Total revenue	$-	$55,889	$-		$55,889
Operating expenses:
Cost of revenue	-	22,614	110	(AA)	22,724
Research and development	-	30,749	1,041	(AA)	31,790
Selling, general and administrative	-	36,882	4,328	(AA)	41,210
Formation and operating costs	1	-	-		1
Total operating expenses	1	90,245	5,479		95,725
Loss from operations	(1)	(34,356)	(5,479)		(39,836)
Other (expense) income:
Interest income and other, net	-	230	-		230
Interest expense	-	(18,889)	149	(BB)	(18,740)
Total other (expense) income	-	(18,659)	149		(18,510)
Net (loss) income	$(1)	$(53,015)	$(5,330)		$(58,346)
Weighted-average shares outstanding, basic and diluted	6,000,000	72,833,736		(EE)	181,163,363
Net loss per share, basic and diluted	$(0.00)	$(0.73)			$(0.32)

Note 1 — Basis of Presentation

The historical information of CMLS II and SomaLogic has been adjusted in the unaudited pro forma condensed combined financial information to reflect pro forma adjustments related to the Business Combination, PIPE Investment, and conversion of the convertible debt in accordance with GAAP.

The Business Combination is accounted for as a reverse recapitalization because SomaLogic has been determined to be the accounting acquirer under Financial Accounting Standards Board’s Accounting Standards Codification Topic 805, Business Combinations. The determination is primarily based on the evaluation of the following facts and circumstances taking into consideration both the no redemption and maximum redemption scenario:

●	the former SomaLogic stockholders hold the majority of voting rights in the post-combination company;

●	the former SomaLogic stockholders have the right to appoint the majority of the directors on the post-combination company board;

●	senior management of SomaLogic comprises the senior management of the post-combination company; and

●	operations of SomaLogic comprise the ongoing operations of the post-combination company.

Under the reverse recapitalization model, the Business Combination is reflected as the equivalent of SomaLogic issuing stock for the net assets of CMLS II, accompanied by a recapitalization whereby no goodwill or other intangible assets are recorded.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33 — 10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The unaudited pro forma condensed combined balance sheet as of June 30, 2021 combines the unaudited condensed balance sheet of CMLS II as of June 30, 2021 with the unaudited condensed consolidated balance sheet of SomaLogic as of June 30, 2021, giving effect to the Business Combination, PIPE Investment, and conversion of the convertible debt as if it had been consummated on June 30, 2021. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 combines the unaudited condensed statement of operations of CMLS II for the six months ended June 30, 2021 with the unaudited condensed consolidated statement of operations of SomaLogic for the six months ended June 30, 2021. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 combines the audited statements of operations of CMLS II for the period from December 15, 2020 (inception) through December 31, 2020 with the audited consolidated statement of operations of SomaLogic for the year ended December 31, 2020. The unaudited pro forma condensed combined statements of operations presented give effect to the Business Combination, PIPE Investment, and conversion of the convertible debt as if they had been consummated on January 1, 2020, the earliest period presented. The unaudited pro forma condensed combined financial information also reflects the actual redemption of 809,850 shares of Class A Common Stock by CMLS II’s public stockholders at $10.00 per share.

The unaudited pro forma condensed combined financial information does not reflect the income tax effects of the pro forma adjustments as any change in the deferred tax balance would be offset by an increase in the valuation allowance given that SomaLogic incurred significant losses during the historical periods presented.

Note 2 — Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

Balance Sheet

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2021 are as follows:

(A)	Reflects the proceeds of $365.0 million from the issuance and sale of 36,500,000 shares of Common Stock at $10.00 per share pursuant to the PIPE Investment entered into with PIPE Investors.

(B)	Reflects the liquidation and reclassification of $276.0 million of cash and marketable securities held in the Trust Account to cash and cash equivalents upon consummation of the Business Combination.

(C)	Represents the payment of $9.7 million of deferred underwriters’ discount (fees) incurred as part of CMLS II’s IPO that becomes payable upon the Closing of the Business Combination.

(D)	Reflects the conversion of SomaLogic’s convertible debt into 682,070 shares of SomaLogic Class B common stock, which occurred on July 9, 2021, prior to the consummation of the Business Combination.

(E)	Reflects the elimination of SomaLogic’s treasury stock.

(F)	Represents additional estimated transaction costs of $37.7 million incurred by CMLS II and SomaLogic related to the Business Combination and PIPE Investment, of which $36.5 million are direct and incremental and have been reflected as a reduction in cash with a corresponding decrease in additional paid-in capital. The remaining $1.2 million of other transaction costs have been reflected as a reduction in cash with a corresponding decrease in accumulated deficit. Additionally, represents the elimination of $5.4 million deferred transaction costs incurred by SomaLogic related to the Business Combination and PIPE Investment, of which $0.7 million were accrued and $4.7 million were paid as of June 30, 2021. The deferred transaction costs incurred by SomaLogic are direct and incremental and have been reflected as a decrease in additional paid-in capital.

(G)	Reflects the reclassification of Class A Common Stock subject to possible redemption to permanent equity.

(H)	Represents the cash disbursed to redeem 809,850 shares of Class A Common Stock for $8.1 million at a redemption price of $10.00 per share.

(I)	Reflects the conversion of CMLS II Class B common stock to Common Stock concurrently with the Closing of the Business Combination on a one-for-one basis.

(J)	Reflects the payment of $50.0 million of Cash Consideration to the SomaLogic stockholders in connection with the Business Combination.

(K)	Reflects the elimination of CMLS II’s historical accumulated deficit.

(L)	Reflects the estimated fair value of the Earn-Out Shares contingently issuable and recorded as a liability as of the Closing Date. For further information, see Note 3.

(M)	Represents the Share Consideration paid to SomaLogic stockholders, resulting in the conversion of SomaLogic Class B common stock (including shares of SomaLogic Class B common stock resulting from the deemed conversion of SomaLogic redeemable convertible preferred stock) into Common Stock pursuant to the Exchange Ratio. Each SomaLogic stockholders’ Share Consideration was reduced by the applicable stockholders’ Cash Consideration.

(N)	SomaLogic has evaluated the accounting for CMLS II’s public and private placement warrants for the post-combination company under ASC 480 and ASC 815. SomaLogic believes the public warrants qualify as equity instruments under ASC 815 after considering, among other factors, that after the Business Combination, the post-combination company has a single class equity structure. Therefore, the adjustment reflects the reclassification of CMLS II’s public warrants from liabilities to equity in connection with the consummation of the Business Combination; however, we continue to evaluate facts and circumstances.

Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and for the year ended December 31, 2020 are as follows:

(AA)	Reflects the incremental stock-based compensation expense for Earn-Out Shares to be issued to Earn-Out Service Providers who have a continuing service requirement. For further details, refer to Note 3.

(BB)	Represents the elimination of historical interest expense and debt discount amortization related to SomaLogic’s convertible debt for the six months ended June 30, 2021 and for the year ended December 31, 2020.

(CC)	Represents the elimination of interest earned on cash and marketable securities held in CMLS II’s Trust Account for the six months ended June 30, 2021.

(DD)	Represents the elimination of the change in fair value of the warrant liability associated with CMLS II’s public warrants for the six months ended June 30, 2021, as such warrants will become equity classified upon the consummation of the Business Combination (See Note 2(n)).

(EE)	Represents pro forma net loss per share based on pro forma net loss and 181,163,363 total pro forma shares outstanding upon consummation of the Business Combination and PIPE Investment. For each period presented, there is no difference between basic and diluted pro forma net loss per share as outstanding options, warrants, and Earn-Out Shares are anti-dilutive and are not included in the calculation of diluted net loss per share.

Note 3 — Earn-Out Shares

Earn-Out Shares are contingently issuable upon the Triggering Event, except for Earn-Out Shares contingently issuable to Earn-Out Service Providers that are contingently issuable upon both the Triggering Event and certain service conditions. The Earn-Out Shares issuable to SomaLogic stockholders are deemed to be a contingent consideration arrangement and are expected to be accounted for as a liability (“Earn-Out Liability”). The estimated fair value of the Earn-Out Shares contingently issuable to SomaLogic stockholders is approximately $17.5 million as of June 30, 2021, which is recorded as Earn-Out Liability and remeasured to fair value at each reporting period.

The Earn-Out Shares issuable to Earn-Out Service Providers are expected to be accounted for as stock-based compensation expense as they are subject to a post-combination service condition through the date of the Triggering Event. The estimated fair value of the Earn-Out Shares issuable to Earn-Out Service Providers is approximately $6.5 million as of June 30, 2021, of which $1.0 million and $5.5 million were recorded as stock-based compensation expense in the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and for the year ended December 31, 2020, respectively.

The fair values of the Earn-Out Shares were determined using Monte Carlo simulation model implemented in a risk-neutral valuation framework. The most significant assumptions impacting the fair value of the Earn-Out Liability and Earn-Out Shares contingently issuable to Earn-Out Service Providers is the estimated share price at Closing Date, estimated forfeitures, the estimated volatility, and the risk-free interest rate over the Earn-Out Period. If the actual assumptions are different from those assumed for the unaudited pro forma condensed combined financial information, the fair value of the Earn-Out Liability and Earn-Out Shares issuable to Earn-Out Service Providers would be different.